UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2003

Date of Report (Date of earliest event reported)

Commission File Number: 000-27743

PAC-WEST TELECOMM, INC.

(Exact name of registrant as specified in its charter)

California	68-0383568
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

1776 W. March Lane, Suite 250
Stockton, California	95207
(Address of principal executive offices)	(Zip Code)

(209) 926-3300

(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. Financial Statements and Exhibits.

(c) Exhibits

	99.1	Press Release, dated November 17, 2003.
	99.2	Supplement to Offer to Purchase and Consent Solicitation Statement,
dated November 17, 2003.

Item 9. Regulation FD Disclosure.

Amendment of the Offer to Purchase and Consent Solicitation Statement and Extension of Early Tender Premium Deadline and Expiration Time

     On November 17, 2003, Pac-West Telecomm, Inc., a California corporation (“Pac-West,” or the “Company”), issued a press release announcing that it had amended the terms of its previously announced cash tender offer to purchase up to $74.0 million, or 77.8%, of the $95.1 million outstanding principal amount of its Series B 13.5% Senior Notes due 2009 and extended the early tender premium deadline and expiration time. The Company is increasing the consideration being offered for each validly tendered and accepted note from $900 per $1,000 principal amount to $980 per $1,000 principal amount, plus any accrued and unpaid interest on the notes, up to, but not including, the settlement date. As an incentive to noteholders to tender their notes and provide consent in a timely manner, Pac-West is continuing to offer an early tender premium of $20 per $1,000 of principal amount, such early tender premium to be paid in the event the tender offer is completed to noteholders that tender their notes and consent to the amendment of the indenture, and have not withdrawn such tender or consent, whether or not such notes are accepted by Pac-West. Together, the tender offer consideration and the early tender premium is now equal to par, or $1,000 per $1,000 principal amount of the notes. Pac-West has also amended the tender offer to reduce the maximum principal amount of notes for which the tender offer is being made to $59.0 million, or approximately 62.0%, of the outstanding notes. This is a decrease of $15.0 million principal amount, or approximately 15.8%, of the notes from the original offer of $74.0 million, or approximately 77.8%, of the notes.

     The early tender premium deadline, which was 5:00 p.m., New York City time, on November 17, 2003 has now been extended to 5:00 p.m., New York City time, on November 25, 2003. The deadline to withdraw notes tendered and consents given will occur upon execution of the supplemental indenture. Noteholders may withdraw notes tendered and consents given at any time prior to the execution of the supplemental indenture, which is expected to occur promptly following the early tender premium deadline, provided that Pac-West has received the requisite consents. Any tender, whether made before or after the withdrawal deadline, may not be withdrawn after the withdrawal deadline.

     The expiration time of the tender offer, which was 5:00 p.m., New York City time, on December 4, 2003 has now been extended to 5:00 p.m., New York City time, on December 18, 2003.

     All other terms remain unchanged.

     As of 5:00 p.m., New York City time, on November 17, 2003, about $15.7 million principal amount of the notes outstanding had been validly tendered and not withdrawn.

     A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the Supplement to Offer to Purchase and Consent Solicitation Statement, dated November 17, 2003, is attached hereto as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST
TELECOMM, INC
(Registrant)

Dated: November 17, 2003	By: /s/ H. Ravi Brar

H. Ravi Brar
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated November 17, 2003.
99.2	Supplement to Offer to Purchase and Consent Solicitation Statement,
dated November 17, 2003.